EXHIBIT 23.1












INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No's. 333-61476 and 333-97209 of Wilson Greatbatch Technologies, Inc. on Form S-8 and Registration Statement No. 333-107667 of Wilson Greatbatch Technologies, Inc. on Form S-3 of our report dated March 1, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to an accounting change in 2002), appearing in this Annual Report on Form 10-K of Wilson Greatbatch Technologies, Inc. for the year ended January 2, 2004.




Buffalo, New York
March 11, 2004



                                        1